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                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT




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EXHIBIT 21

                           CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1996


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                                                                           JURISDICTION OF             PERCENT OF
                                                                            INCORPORATION              OWNERSHIP
                                                                           ---------------           --------------

CHARTER MICHIGAN BANCORP, INC...................................              MICHIGAN                    100%

SUBSIDIARY OF CHARTER MICHIGAN BANCORP, INC.

  Charter One Bank, F.S.B.......................................            United States                 100%

SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.

  1215 Financial Center Associates Ltd..........................                Ohio                       99%

  First Financial Services and Development Corporation..........                Ohio                      100%

  Thriftco, Inc. ...............................................                Ohio                      100%

  ICX Corporation...............................................                Ohio                      100%

  1001 Services, Inc. ..........................................              Michigan                    100%

  1001 Holding, Inc. ...........................................              Michigan                    100%

  FirstFed of Michigan International N.V. ......................              Michigan                    100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION

  First Family Financial Services, Inc. dba First Data Tech.....                Ohio                      100%

  First Northern Insurance Agency, Inc..........................                Ohio                      100%

  Real Estate Appraisal Services, Inc. .........................                Ohio                      100%

  Servco, Inc. .................................................                Ohio                      100%

  Charter One Investments, Inc. ................................                Ohio                      100%

  GCCC, Inc. dba ACS............................................                Ohio                      100%

  Renaissance Insurance Agency, Inc. ...........................              Michigan                    100%

SUBSIDIARY OF 1001 SERVICES, INC.

  1001 Realty, Inc..............................................              Michigan                    100%

SUBSIDIARIES OF 1001 HOLDING, INC.

  1001 Insurance Agency, Inc. ..................................              Michigan                    100%

  Bay Life Insurance Company, Inc. .............................               Arizona                    100%
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